As filed with the Securities and Exchange Commission on June 21, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	45-3215903
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1500 West Park Drive, Suite 210

Westborough, Massachusetts 01581

(508) 767-3861

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RXi Pharmaceuticals Corporation Employee Stock Purchase Plan

(Full title of the plan)

Geert Cauwenbergh, Dr. Med. Sc.

President

RXi Pharmaceuticals Corporation

1500 West Park Drive, Suite 210

Westborough, Massachusetts 01581

(508) 767-3861

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Ryan A. Murr, Esq.

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, California 94111-4006

Phone: (415) 315-6395

Fax: (415) 315-6026

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,400,000 (1)	$0.198 (2)	$673,200	$91.83

(1)	This Registration Statement covers (i) 1,500,000 shares of Common Stock presently issuable pursuant to the RXi Pharmaceuticals Corporation Employee Stock Purchase Plan (the “Plan”) and (ii) 1,900,000 additional shares of Common Stock issuable pursuant to the automatic share increase provision in the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported by The OTC Markets Group on June 19, 2013 to be $0.20 and $0.196, respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by RXi Pharmaceuticals Corporation (the “Registrant”) with the Securities and Exchange Commission are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 29, 2013;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 5, 2013;

(c)	the Registrant’s Current Reports on Form 8-K, filed with the SEC on March 7, 2013 (except that portion filed pursuant to Item 7.01) and April 24, 2013; and

(d)	the description of the Registrant’s Common Stock, par value $0.0001 per share, which is contained in the Registrant’s registration statement on Form 8-A filed with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 1, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that we will indemnify to the fullest extent authorized or permitted by the DGCL or any other applicable law as now or hereafter in effect any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he is or was a director of our corporation or by reason of the fact that such director, at our request, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. Our certificate of incorporation also provides that no amendment or repeal of the certificate of incorporation will apply to or have any effect on any right to indemnification provided in the certificate of incorporation with respect to any acts or omissions occurring prior to such amendment or repeal.

As permitted by the DGCL, our bylaws, as amended, provide that we will indemnify to the fullest extent authorized or permitted by applicable law as now or hereafter in effect any person who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that he (or a person for whom he is the legal representative) is or was a director or officer of our corporation, is or was serving at our request as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise.

Consequently, no director of the corporation will be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. However, notwithstanding the preceding sentence, a director will be liable to the extent provided by Delaware law (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or for unlawful stock repurchases or redemption, or (4) for any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which a right to indemnification is available.

We also maintain insurance on behalf of any person who is or was our director, officer, trustee, employee or agent or serving at our request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, or persons who control us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index following the signature page.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on this 21st day of June, 2013.

RXi PHARMACEUTICALS CORPORATION

By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc.
President, Chief Executive Officer and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Geert Cauwenbergh and Caitlin Kontulis, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by RXi Pharmaceuticals Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Offices	Date

/s/ Geert Cauwenbergh Geert Cauwenbergh, Dr. Med. Sc.	President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer) and Director	June 21, 2013

/s/ Caitlin Kontulis	Controller and Secretary (Principal Accounting Officer)	June 21, 2013
Caitlin Kontulis

/s/ Keith L. Brownlie	Director	June 21, 2013
Keith L. Brownlie

/s/ Robert J. Bitterman	Director	June 21, 2013
Robert J. Bitterman

/s/ H. Paul Dorman	Director	June 21, 2013
H. Paul Dorman

/s/ Curtis A. Lockshin	Director	June 21, 2013
Curtis A. Lockshin

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of RXi Pharmaceuticals Corporation (previously filed with Amendment No. 3 the Registration Statement on Form S-1 (File No. 333-177498) and incorporated herein by reference).

3.2	Second Amended and Restated Bylaws of RXi Pharmaceuticals Corporation (previously filed with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (File No. 333-177498) and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of BDO USA, LLP, An Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).